UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2006 (October 6, 2006)

Arbor Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553

(Address of principal executive offices) (Zip Code)
(516) 832-8002

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Arbor Realty Trust, Inc.
Current Report on Form 8-K
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 6, 2006, Arbor Realty Trust, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that the Company’s proxy statement relating to its 2006 annual meeting of shareholders did not state how interested parties could communicate with non-management directors, as required by Section 303A.03 of the NYSE Listed Company Manual. In response to this notice, the Company is filing this Form 8-K. The Company has been advised by the NYSE that, upon the filing of this Form 8-K, the Company will be in compliance with the technical requirements of Section 303A.03 of the NYSE Listed Company Manual.
     Interested parties and stockholders may contact any member of the board (or all members), including non-management directors, by mail. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of General Counsel and Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2006	ARBOR REALTY TRUST, INC.
	By:	/s/ Walter K. Horn
		Name:	Walter K. Horn
		Title:	General Counsel, Secretary and Director of Compliance